Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 19, 2021, with respect to the financial statements of Gores Guggenheim, Inc., incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado

August 29, 2022